Exhibit 10.40

ATHENA BITCOIN GLOBAL

CONSULTING AGREEMENT

This Consulting Agreement (this "Agreement") is effective as March 15th, 2023 and is made by and between Athena Bitcoin Global, a Nevada corporation together with its subsidiaries (collectively, the "Company"), and Carlos Carreno/ 4C LLC (the "Consultant").

WHEREAS, the Company desires to engage the Consultant to perform certain consulting and advisory services and the Consultant desires to provide such services on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, the parties hereby agree as follows:

1. Consulting Services; Time Commitment.

(a) The Company hereby retains the Consultant and the Consultant hereby agrees to perform such consulting and advisory services as the Company may request and as set forth in Schedule A (the "Consulting Services").

(b) The Consultant agrees to be available to render the Consulting Services, at such times and locations as may be mutually agreed, from time to time as requested by the Company. Unless otherwise provided in Schedule A, the Consultant may deliver the Consulting Services over the telephone, via video conference, in person or by written correspondence.

(c) The Consultant agrees to devote such time as described on Schedule A, and the Consultant's best efforts, in performing the Consulting Services. The Consultant shall comply with all rules, procedures and standards promulgated from time to time by the Company with regard to the Consultant's access to and use of the Company's property, information, equipment and facilities.

2. Compensation. The Company shall compensate the Consultant in the amount and manner provided for in Schedule A.

3. Independent Contractor. Nothing contained in this Agreement or any document executed in connection herewith shall be construed to create an employer-employee, partnership or joint venture relationship between the Company and the Consultant. The Consultant is an independent contractor and not an employee of the Company, however, the Consultant is an independent director of the Company. The consideration set forth in Schedule A of this Agreement shall be the sole consideration due to the Consultant for the Consulting Services. The Consultant shall not represent himself to be, or hold himself out as, an employee of the Company, and the Consultant acknowledges that the Consultant shall not have the right or entitlement to any of the retirement, medical, benefits, insurance or other benefit programs now or hereafter available to the regular employees of the Company. The Consultant shall be responsible for the payment of compensation to any employees of Consultant related to the Consultant's performance of the Consulting Services. The Consultant will be responsible for paying all income, social security, withholding and other truces, if any, required by law to be paid with respect to any consideration received by the Consultant under this Agreement. The Consultant shall make no representations, warranties, or commitments binding on the Company without the Company's prior consent.

4. Term and Termination. The Company and Consultant reasonably anticipate that the Consulting Services will require Consultant's efforts until December 31st, 2023. Consultant's engagement with the Company will automatically terminate on the earlier to occur of (i) December 31st, 2023; (ii) the date specified in a written notice to Consultant (which may be given at any time for any reason in the Company's discretion, and will be given no later than thirty (30) days prior to the stated termination date in such notice); or (iii) the date specified in a written notice to the Company that Consultant is voluntarily terminating his engagement with the Company (which may be given no later than thirty (30) days prior to the stated termination date in such notice).

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5. Certain Other Contracts. The Consultant represents and agrees that the execution, delivery and performance of this Agreement does not and will not conflict with any agreement, policy or rule applicable to the Consultant (e.g., any contracts with current or former employers). The Consultant will not (i) disclose to the Company any information that the Consultant is required to keep secret pursuant to an existing confidentiality agreement with any third party, (ii) use the funding, resources, facilities or inventions of any third party to perform the Consulting Services, or (iii) perform the Consulting Services in any manner that would give any third party rights to any intellectual property created in connection with such Consulting Services.

6. Confidential Information. While providing the Consulting Services to the Company and thereafter, the Consultant (including any employee or agent of the Consultant) shall not, directly or indirectly, use any Confidential Information (as defined below) other than pursuant to the Consultant's provision of the Consulting Services by and for the benefit of the Company, or disclose to anyone outside of the Company any such Confidential Information. The term "Confidential Information" as used throughout this Agreement shall mean all trade secrets, proprietary information and other data or information (and any tangible evidence, record or representation thereof), written or oral, whether prepared, conceived or developed by a consultant or employee of the Company (including the Consultant) or received by the Company from an outside source, which is in the possession of the Company (whether or not the property of the Company) and which is maintained in secrecy or confidence by the Company. Notwithstanding the foregoing, the term Confidential Information shall not apply to information which the Company has voluntarily disclosed to the public without restriction or which has otherwise lawfully entered the public domain.

The Consultant agrees that all originals and all copies of materials containing, representing, evidencing, recording or constituting any Confidential Information, however and whenever produced (whether by the Consultant or others), shall be the sole property of the Company. Further, the Consultant agrees that any confidential or proprietary information of the Company disclosed to the Consultant prior to the execution of this Agreement shall be deemed Confidential Information.

Notwithstanding anything to the contrary in this Agreement or any other agreement between the Company and the Consultant, the Consultant understands that nothing in this Agreement is intended to interfere with or restrain the immunity provided under 18 U.S.C. section 1833(b) for confidential disclosures of trade secrets to government officials or lawyers, solely for the purpose of reporting or investigating a suspected violation of law; or in a sealed filing in court or other proceeding. The Consultant further understand that nothing in this Agreement or any other agreement between the Company and the Consultant prohibits, or is intended in any manner to prohibit, the Consultant from reporting possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation. The Consultant does not need the prior authorization of anyone at the Company or the Company's legal counsel to make any such reports or disclosures, and the Consultant is not required to notify the Company that he or she has made such reports or disclosures.

7. Intellectual Property. The Consultant agrees that all Confidential Information and all other inventions, trademarks, service marks, works of authorship and other intellectual property of any kind, whether or not patentable or copyrightable, conceived, developed, reduced to practice or otherwise made by the Consultant during the term of this Agreement, either alone or with others, and related to or arising out of: (i) the Consulting Services; or (ii) Confidential Information of the Company, whether or not conceived, developed, reduced to practice or made on the Company's premises (collectively, "Company Intellectual Property"), and any and all services and products which embody, emulate or employ any such Company Intellectual Property or Confidential Information shall be the sole property of the Company and all copyrights, patents, patent rights, trademarks and reproduction rights to, and other proprietary rights in, each such Company Intellectual Property or Confidential Information, whether or not patentable or copyrightable, shall belong exclusively to the Company without further compensation of any kind to the Consultant. The Consultant agrees that all such Company Intellectual Property shall constitute works made for hire under the copyright laws of the United States and hereby assigns and, to the extent any such assignment cannot be made at the present time, agrees to assign, to the Company, without any additional consideration from the Company, any and all copyrights, patents and other proprietary rights he or she may have in any such Company Intellectual Property, together with the right to file and/or own wholly without restrictions applications for United States and foreign patents, trademark registration and copyright registration and any patent, or trademark or copyright registration issuing thereon.

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8. Survival; Validity. Notwithstanding the termination of the Consultant's relationship with the Company (whether pursuant to Section 4 or otherwise), the Consultant's covenants and obligations set forth in Sections 6, 7, and, 9 shall remain in effect and be fully enforceable in accordance with the provisions thereof.

9. Miscellaneous. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Florida without regard to its principles of conflicts of laws. Neither this Agreement nor the services to be provided hereunder may be assigned, subcontracted or delegated by the Consultant without the prior written consent of the Company. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties hereto agree to renegotiate such provision(s) in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision(s), then: (i) such provision(s) shall be excluded from this Agreement; (ii) the balance of

Schedule A

1. Description of Consulting Services.

(a) Consulting Services shall include, but will not be limited to, (i) Compliance framework overview; and (ii) such consulting and advisory services as the Company reasonably requests in connection with the operation of the Company's business from time to time.

(b) Consultant shall dedicate as needed/approved hours per week to the provision of the Consulting Services.

2. Compensation for Consulting Services.

(a) The Company shall pay Consultant at the rate of$ 200 per hour.

(b) Consultant will invoice the Company as mutually agreed upon by and between the Consultant and Company from time to time along with any written log and records detailing the time spent on the Consulting Services as may be reasonably requested by the Company. All payment for any uncontested portion of any invoice shall be due within 15 business days following the receipt of the invoice.

(c) The Company shall reimburse the Consultant in accordance with the regular reimbursement procedures of the Company for all actual expenses incurred by the Consultant in connection with rendering of Consulting Services under this Agreement, so long as such expenses are pre-approved by the Company and reasonable and necessary and appropriately documented with written receipts submitted to the Company.

this Agreement shall be interpreted as if such provision(s) were so excluded; and (iii) the balance of this Agreement shall be enforceable in accordance with its terms.

10. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by facsimile signature.

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IN WITNESS WHEREOF, the parties have caused this Consulting Agreement to be executed as an agreement under seal as of the date first written above.

ATHENA BITCOIN GLOBAL

By:______________________________

Matias Goldenhorn, CEO

CONSULTANT:

____

Name: Carlos Carreno / 4C LLC

Address:

5320 Lagorce Drive
Miami Beach, FL 33140
USA

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